Exhibit 99.1

Global Blood Therapeutics Announces Changes to Board of Directors

SOUTH SAN FRANCISCO, Calif. – February 8, 2016 – Global Blood Therapeutics, Inc. (GBT)
(NASDAQ: GBT), a biopharmaceutical company developing novel therapeutics for the treatment of grievous blood-based disorders with significant unmet needs, today announced the appointment of Mike
Bonney, partner at Third Rock Ventures, and Glenn Pierce, M.D., Ph.D., formerly chief medical officer at
Biogen, to its Board of Directors. The company also announced that Kevin Starr will retire from the
Board after four years of membership.

“We are pleased to add such capable leaders as Mike and Glenn to our Board and believe their individual experiences will prove invaluable as we continue to advance our pipeline. Specifically, Mike has a successful track record with biotech companies as they evolve from development to commercial stage, and Glenn has extensive experience in novel drug research and development, particularly in the area of blood disorders,” said Ted W. Love, M.D., chief executive officer of GBT. "In addition, we are extremely grateful for Kevin’s contributions to the Board and for the instrumental role he has played in our progress to date.”

Mr. Bonney currently serves as a partner at Third Rock Ventures. He focuses on the formation, development and strategy for new portfolio companies. Previously, he served as chief executive officer and a member of the Board of Directors of Cubist Pharmaceuticals. Prior to that, he held various positions of increasing responsibility at Biogen, including vice president, sales and marketing, and at
Zeneca Pharmaceuticals, where he held positions in sales, marketing and strategic planning. Mr. Bonney currently serves as chairman of the Board of Directors for Alnylam Pharmaceuticals, Inc., and as a Board
member for Celgene Corporation, the Whitehead Institute for Biomedical Research, and the Gulf of
Maine Research Institute. He was a director of NPS Pharmaceuticals, Inc. until its sale to Shire Plc in
February 2015. He is also a trustee of the Tekla complex of life sciences and healthcare dedicated funds, which include the H&Q Healthcare Investors and H&Q Life Sciences Investors funds. He was a member of Pharmaceutical Research and Manufacturers of America (PhRMA) from 2009-2014 and
Biotechnology Innovation Organization (BIO). He earned a B.A. in economics from Bates
College, where he now serves as chairman of the Board of Trustees.

Dr. Pierce retired from Biogen in 2014, where he served in various roles including as chief medical officer for hematology, and as head of global medical affairs, and most recently led the Hematology, Cell and Gene Therapies division. He had overall R&D responsibility for hemophilia and hemoglobinopathies and led the research and clinical development of extended half-life FVIII and FIX Fc fusions, which culminated in multiple regulatory approvals in 2014. He is the co-author of more than 150 scientific papers and has over 15 patents. He is a member of numerous medical and scientific groups including the
Hemostasis & Thrombosis Research Society (HTRS), the International Society on Thrombosis and
Haemostasis (ISTH) and the American Society of Hematology (ASH). He currently serves on the World
Federation of Hemophilia (WFH) and WFHUSA Board of Directors and on the National Hemophilia
Foundation (NHF) (U.S.) Medical and Scientific Advisory Council. Previously, he served as president of the Board of the NHF (U.S.). He also served on the U.S. Food and Drug Administration’s (FDA) Blood
Products Advisory Committee and the U.S. Department of Health and Human Services’ Committee on
Blood Safety and Availability. Dr. Pierce received an M.D. and a Ph.D. in immunology from Case
Western Reserve University in Cleveland and his postgraduate training in pathology and hematology research at Washington University in St. Louis.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. (GBT) is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its initial product candidate, GBT440, as an oral, oncedaily therapy for sickle cell disease (SCD) and is currently evaluating GBT440 in SCD patients in an ongoing Phase 1/2 clinical trial. GBT is also evaluating GBT440 for the treatment of hypoxemic pulmonary disorders, including idiopathic pulmonary fibrosis, and is engaged in other research and development activities targeted toward hereditary angioedema (HAE). To learn more, please visit
www.globalbloodtx.com.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of
the Securities Exchange Act. We intend these forward-looking statements, including statements regarding the therapeutic potential of GBT440 and its ability to serve as a mechanism-based and disease-modifying treatment for SCD, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that the data observed in our Phase 1/2 clinical trial to date may not be consistent with data generated in subsequent cohorts of patients at longer durations of exposure and that drugrelated adverse events may be observed in later stages of the trial, along with those risks set forth in the prospectus for our initial public offering of common stock that was filed with the U.S. Securities and
Exchange Commission (the "SEC") on August 12, 2015, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Joey Fleury (investors)
BrewLife
415-946-1090
investor@globalbloodtx.com

Ryan Flinn (media)
BrewLife
415-946-1059
media@globalbloodtx.com
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